PROJECT # 2172901
                               TRADE CODE # 15050


                                      HVAC


                     TERMINAL ONE JFK INTERNATIONAL AIRPORT

                                   SUBCONTRACT

                          KSW MECHANICAL SERVICES, INC.
                                37-17 23RD STREET
                           LONG ISLAND CITY, NY 11101




                  CONSTRUCTION MANAGER:
                  MORSE DIESEL INTERNATIONAL, INC.
                  1633 BROADWAY
                  NEW YORK, NY  10019

 INDEX                                                              PAGE

ARTICLE 1:          Subcontract Price; Scope of the Work.............4
ARTICLE 2:          Certain Obligations of the Subcontractor to the
                    Construction Manager and Architect...............5
ARTICLE 3:          Terms of Payment.................................6
ARTICLE 4:          Scheduling.......................................9
ARTICLE 5:          Progress.........................................9
ARTICLE 6:          Timing...........................................9
ARTICLE 7:          Bonds............................................9
ARTICLE 8:          Sub-Subcontracts and Purchase Orders............10
ARTICLE 9:          Certain Warranties and Guarantees...............10
ARTICLE 10:         Insurance.......................................11
ARTICLE 11:         Default.........................................12
ARTICLE 12:         No Waiver Except in Writing.....................14
ARTICLE 13:         Merger..........................................14
ARTICLE 14:         Amendments......................................14
ARTICLE 15:         Additional Terms and Conditions.................14
ARTICLE 16:         Captions........................................14
ARTICLE 17:         Notices.........................................14
ARTICLE 18:         Miscellaneous...................................15
ARTICLE 19:         No Third Party Beneficiary......................15
ARTICLE 20:         Termination.....................................15
ARTICLE 21:         Disputes........................................16
ARTICLE 22:         Assignments.....................................17

                    LIST OF EXHIBITS

                ARCHITECT: WILLIAM NICHOLAS BODOUVA + ASSOCIATES


                              S U B C O N T R A C T


THIS SUBCONTRACT AGREEMENT is entered into as of the 1 day of May, 1996 by and between KSW Mechanical Services, Inc., a Delaware Corporation, as an independent contractor (the "Subcontractor"), and MORSE DIESEL INTERNATIONAL, INC., a Delaware Corporation (the "Construction Manager"), as construction manager.

          WHEREAS, the Construction Manager has entered into a Construction Management Agreement dated July 14, 1994 (the "CM Agreement") with Terminal One Group Association, L.P. a New York Limited Partnership (the "Owner"), as Owner, to provide construction management services in connection with the construction of the Owner's Terminal One at John F. Kennedy International Airport in Jamaica, New York (the "Project"); and

          WHEREAS, the Construction Manager has awarded this subcontract for the Work, as hereinafter defined, to the Subcontractor and the Subcontractor has agreed to enter into this Agreement and to perform such Work;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the Subcontractor and the Construction Manager agree as follows:

ARTICLE 1: SUBCONTRACT PRICE; SCOPE OF THE WORK.

          1.1 Subject to all of the terms and conditions herein contained, the Subcontractor shall receive the total subcontract price of Sixteen million five hundred thousand and 00/100---- Dollars ($16,500,000.00) (the "Subcontract Price") (which price is firm, not subject to escalation, and includes all applicable federal, state and municipal taxes) for the full and faithful performance and completion of all of its obligations under this Agreement, including but not limited to the performance and completion of all construction contemplated by the Subcontract Documents, as hereinafter defined, including all labor necessary to complete such construction, all materials and equipment (whether for temporary or permanent use) incorporated or to be incorporated in such construction and all other services, facilities, tools and equipment necessary to complete such construction (the "Work"), all of the foregoing necessary to complete the following:

                                    HVAC WORK

          1.2 The foregoing Work shall include, without limitation, the preparation, delivery and installation or erection, as the ease may be, of materials and machinery, scaffolding, tools, equipment, and all transportation, cartage, loading and hoisting, patterns, models, surveys, field measurements or other measurement, shop drawings, temporary light, protection of work and labor from winter conditions, and payment of royalties. Without limitation of any provision of the General Conditions, as hereinafter defined, any Work shown on drawings and not mentioned in specifications, or described in specifications and not shown on drawings, shall be included in the Work. The Subcontractor shall faithfully and diligently undertake and complete the Work to comply in every respect with this Agreement and the other Subcontract Documents

          1.3 For purposes of the Agreement, the "Subcontract Documents" shall consist of this Agreement, the documents listed on "List of Exhibits" (page 16) attached hereto and any addenda or modifications thereto hereafter issued, any supplementary General Conditions or Special Conditions hereafter issued, the relevant terms and conditions of the Prime Contract and Port Site Lease as hereinafter described in the event of any inconsistency between the terms and conditions of this Agreement, the documents listed on "List of Exhibits" and any addenda or modifications thereto hereafter issued, any supplementary General Conditions or Special Conditions hereafter issued, the Prime Contract or the Port Site Lease, the more restrictive provisions, as applied to the Subcontractor, shall govern. Subcontractor shall perform the work hereinafter described all in accordance with the terms and conditions stated in this Subcontract The contract between Morse Diesel International and Terminal One Group Association L P. dated July 14, 1994 is incorporated herein and made part of this Subcontract except as set forth below

 LIST OF EXCLUDED PRIME CONTRACT SECTIONS

Section 2 03.A
Section 2 03.B. 2(a):  paragraphs 2 and 3
Section 2 03.B. 3(a), (b), (e)
Section 2 03 B. 19 (second paragraph)
Section 2 04.A
Section 2.06.C
Section 3
Section 4.01: Change "Notice-to-Proceed" to "Letter or Intent "
Section 5
Section 6
Section 7
Section 8.01.F
Section 11
Exhibit 2
Exhibit 3

          For the purpose of incorporating the Prime Contract into this Subcontract, unless this Subcontract or the Prime Contract requires otherwise, to the extent that the Construction Manager is obligated to the Owner under the Prime Contract, the Subcontractor and its Sub-subcontractors shall be equally obligated to the Construction Manager and the Owner for the work to be performed or provided by Subcontractor or sub-subcontractors under this Subcontract. The Subcontractor shall be bound to the same extent Construction Manager is so bound by all of the relevant terms and conditions of the Prime Contract and to the same extent that the Owner is so bound by all of the relevant thrills and conditions of the Port Site Lease, which is incorporated in and made part of this Subcontract. The Subcontractor will be responsible for assuring that its performance of this Subcontract is planned and executed in accordance with the terms and conditions of the Prime Contract and Port Site Lease. For purposes of this Agreement, any reference in the General Conditions to the "Contract Documents" shall mean the Subcontract Documents as defined herein.

          1.4 This Agreement is solely between the Construction Manager and the Subcontractor and shall not be deemed to create a contractual relationship between the Owner and the Subcontractor.


ARTICLE 2: CERTAIN OBLIGATIONS OF THE SUBCONTRACTOR TO THE CONSTRUCTION MANAGER AND ARCHITECT.

          2.1 The Subcontractor affirms that it has visited the site and has become familiar with all conditions at the site, including, without limitation, the condition described in Article 1 of the General Conditions. Without limitation of any other provision hereof, the Subcontractor shall perform the Work and its obligations under this Agreement in accordance with and subject to each of the provisions of the General Conditions to the fullest extent that each such provision is applicable to the Work. It being intended that the General Conditions supplement the terms and provisions of this Agreement, in the event of any inconsistency between the terms and conditions of this Agreement and such General Conditions, the more restrictive provision, as applied to the Subcontractor shall govern. The Subcontractor expressly agrees that to the extent the General Conditions require the performance of any act or thing by (including, without limitation, representations or warranties), or impose any obligation on, the Construction Manager in connection with the performance or completion of any part or the Work, the Subcontractor hereby assumes the performance of any such act, thing or obligation, and the Subcontractor shall perform the same to the fullest extent that the General Conditions require such performance of tile Construction Manager. The Construction Manager shall have the same rights and remedies against the Subcontractor with respect to such acts, things and obligations as the Owner may have against the Construction Manager under the General Conditions with the same force and effect as if every such right or remedy were set forth in full herein. Any claims (or actions arising therefrom) by the Subcontractor against the Construction Manager shall be subject to the conditions and limitations set forth in the General Conditions.

          2.2 The Subcontractor shall undertake and complete the Work under the direction and supervision of, and to the entire satisfaction of the Construction Manager and the Architect. The Construction Manager shall provide the subcontractor with one (1) set of drawings and specifications for the Work. Additional copies of drawings and specifications will be provided at the Subcontractor's expense. The Architect shall provide such additional drawings, details and explanations as may be necessary to detail and illustrate the Work, and the Subcontractor shall conform to and abide by any such drawings, details and explanations.

          2.3 The Subcontractor, if it subcontracts any part of the Work, shall enter into agreements substantially similar to this Agreement with each sub-tier subcontractor and shall require that each sub-tier subcontractor read and expressly agree in writing to be bound by all provisions of the General Conditions applicable to its work.


ARTICLE 3:  TERMS OF PAYMENT.

          3.1 If the Subcontractor is making satisfactory progress with the Work (in the Construction Manager's reasonable opinion), is not in default under this Agreement or under any other Subcontract Document, and is in compliance with all the documentation requirements of this Agreement and the General Conditions, and if (but only to the extent that) the Construction Manager has received payment from the Owner for such Work, the construction Manager will, subject to the
Section 3.2 below, make periodic payments to the subcontractor equal to the value of Work performed, less retention as set forth in Article 15 of the General Conditions. The Construction Manager will submit monthly statements to the Owner for work performed during the previous month. It is anticipated that the Construction Manager will receive payment from the Owner within approximately thirty-five days after submission of each such statement, subject to actions of the Port Authority of New York and New Jersey. The Subcontractor recognizes that an essential terms of the Subcontract shall be that the Subcontractor shall not be entitled to payment or demand or claim payment from Construction Manager unless or until construction Manager as a condition precedent receives payment for the workscope of the Subcontractor from the Owner. In the event payment is not made for any reason whatsoever, including, but not limited to, default by the Owner or non-payment by the Trustee, the subcontractor shall look exclusively to the Owner for payment of any and all funds due under the Subcontract. The Subcontractor further agrees that delay in payment or non-payment by the Owner does not create any separate obligation of the Construction Manager to pay regardless of the extent of the delay. Retention shall be paid to the Subcontractor in accordance with Article 15 of the General Conditions, less in any event any amounts the Construction Manager has applied to cure any default by the Subcontractor under the Contract Documents.

          3.2 In order to receive any payment for the Work, the subcontractor must comply with the terms and conditions of Article 15 of the General Conditions and must furnish such other documentation or information as may be required by Construction Manager. 3.3 Notwithstanding anything to the contrary in this Agreement or the existence of any performance or labor and material payment bond but without limitation of the provisions of Article 15 of the General Conditions, the Construction Manager is hereby empowered but not required at any time to withhold from the Subcontractor an amount or amounts equal in he opinion of the Construction Manager to the amounts necessary to complete the entire Work, or any part thereof, and to pay and fully discharge any claims or liens arising out of the Work performed under this Agreement that may arise and be unpaid, for which, if established, the Construction Manager or the Owner may become liable. Without limitation of any other rights or remedies of Construction Manager, the amount of all such payments of the Subcontractor's obligations by the Construction Manager shall be deducted from the Subcontract Price then unpaid. If any such obligations, claims or liens exceed the amount of the Subcontract Price then unpaid, or arise after Construction Manager has paid or otherwise satisfied the full Subcontract Price in accordance with and subject to the terms and conditions hereof, the Subcontractor, immediately upon demand, shall pay to the Construction Manager all monies that the Construction Manager may have paid to discharge such obligations, liens or claims with respect to the Project.

          3.4 The Subcontractor expressly agrees that said Subcontract Price includes (a) all Work provided for in the drawings and specifications, together with all work reasonably inferable therefrom (consistent with the scope of the Project described in the General Conditions), and (b) all increases in cost, foreseen or unforeseen, including, without limiting the generality of the foregoing, taxes, labor and materials, the cost of all of which is to be borne solely by the Subcontractor. All loss or damage arising from any of the Work through unforeseen or unusual obstructions, difficulties or delays which may be encountered in the prosecution of same or through the action of the elements shall be borne by the Subcontractor. It is mutually agreed between the parties hereto that no payment made under this Agreement shall be conclusive evidence of the performance of this Agreement by the Subcontractor, either wholly or in part, nor shall it be construed to be an acceptance of defective Work or materials, or an approval of any of the items in any requisitions made or invoice rendered. All invoices or requests for payments must be presented in writing in such form as may be required by Construction Manager. Provided payments are made to the Subcontractor as provided for hereunder, Subcontractor shall pay all costs necessary for the satisfactory completion of the Work in accordance with the Subcontract Documents.

          3.5 Subcontractor shall use the sums advanced to it pursuant to this
Article 3 solely for the purpose of performance of the work and the construction, furnishing, and equipping of the Project in accordance with Contract Documents. Any and all funds paid to Subcontractor hereunder are hereby declared to constitute trust funds in the hands of Subcontractor to be applied before application to any other purpose to the payment of (a) claims of sub-subcontractors, sub-laborers, materialmen or other persons arising out of the Work and employed by Subcontractor, (b) to claims for utilities furnished and taxes imposed, and to the payment of premiums on surety bonds and other bonds filed and premiums on insurance accruing during the construction of the Work, and (c) any indemnity obligations of Subcontractor hereunder.

ARTICLE 4:  SCHEDULING.

          Concurrently with the execution of this Subcontract, the Subcontractor shall give the Construction Manager a proposed detailed time and manpower schedule, providing for completion of the Work within the time necessary, in the Construction Manager's reasonable opinion, to allow completion of the Project by the Construction Manager by the date specified by the Construction Manager, taking into account all work by all other subcontractors necessary to complete the Project. The Subcontractor also shall furnish, upon request by Construction Manager from time to time, cash flow projections, on a month by month basis, including, without limitation, an estimate of its total expenditures for labor for its Work (which shall include the estimated payroll for each of the trades it will employ by subcontract). At the Construction Manager's request, the Subcontractor shall revise the schedule and such projections until same are satisfactory to the Construction Manager. The Construction Manager intends to and shall use the above referenced schedule in preparing the master Project Schedule to list the dates for completion of the various segments of the Work. Without limitation of any provision of the General Conditions, the Subcontractor shall complete the Work in accordance with the Project Schedule, including any revisions thereto provided by Construction Manager. The Construction Manager exclusively shall control scheduling, including the periodic updating thereof, if any, and the Subcontractor shall comply therewith. The Construction Manager shall have the right to schedule other work at the same time and in the same areas as the Subcontractor's Work. The Subcontractor shall coordinate its Work with any other subcontractor's work in such manner as the Construction Manager may direct to avoid conflict or interference with such work of others, shall participate in the preparation of coordinated drawings of congested areas and shall conform the Work to the work of other subcontractors to prevent discrepancies (and to avoid unnecessary cutting or patching) with contiguous work. At its sole discretion, the Construction Manager may schedule Work during a time of, and from time to time during, winter conditions. The determination of when winter conditions exist shall rest exclusively with the Construction Manager.


 ARTICLE 5: PROGRESS.

          5.1 The Subcontractor shall keep itself informed at all times of the progress of the Project, and of the progress of others whose work may affect, or who may be affected by, its progress. At the Construction Manager's request, the Subcontractor shall inform the Construction Manager about materials on hand, progress made in the manufacturing and fabricating of materials for the Work, or any other matters relating to the condition or progress of the Work. The Construction Manager, Owner's representatives, and the Architect at all times shall have free access to the office, shops and yards of the Subcontractor to verify any information about the Work given by the Subcontractor.

          5.2 The Subcontractor, upon twenty-four (24) hours notice, in person or by duly authorized representative having power to act and acceptable to Construction Manager, shall attend, at its own expense, all meetings or conferences that the Owner, Architect or Construction Manager may call, at the building site or elsewhere, for the purpose of discussing progress of the Work, safety at the site, or ways to expedite the completion of the Project.


ARTICLE 6:  TIMING.

          TIME IS OF THE ESSENCE OF THIS AGREEMENT. The Construction Manager and/or the Owner may sustain financial loss if the whole Project or any part thereof is delayed because the Subcontractor fails to perform any part of the Work in accordance with the Subcontract Documents, including, without limitation, a failure to comply with the Construction Manager's directions or the Project Schedule. The Subcontractor shall begin the Work at the time directed by the Construction Manager and shall perform its obligations under this Agreement with diligence and with sufficient manpower to maintain the progress of the Work as scheduled, without delaying other trades or areas of work. At the request of the Construction Manager, the Subcontractor shall perform certain parts of the Work before other parts, add extra manpower, or other overtime labor in order to comply with the Project Schedule, all without any increase in the Subcontract Price (unless otherwise specifically provided in the General Conditions).


ARTICLE 7:  BONDS.

          The Subcontractor shall furnish a performance bond and a labor and material payment bond, within five (5) days after execution of this Agreement, at its own expense. Such bonds shall be with a corporate surety licensed in New York rated by Best's Key Rating Guide as B+ or better and acceptable to the Construction Manager and the Owner, in the amount of the Subcontract Price and shall name the Owner (and each member thereof) and Owner's mortgagee, if any, as additional obligees thereunder. Such bonds shall include provisions to the effect that the Subcontractor shall faithfully, promptly and with due diligence
(i) perform all of the terms and provisions of this Agreement on its part to be performed, (ii) pay all of the Subcontractor's obligations to its employees, agents, all subcontractors, material men, suppliers or other relating to the Work, and (iii) complete the various portions of the Work in accordance with the terms of the Subcontract Documents, and such bonds shall otherwise be in form and substance mutually satisfactory to the Construction Manager and Owner. To the extent, if any, that the Subcontract Price is increased in accordance with the Subcontract Documents, Subcontractor shall, upon request of the Owner or Construction Manager, cause the amount of such bonds to be increased accordingly and shall promptly deliver satisfactory evidence of such increase to Construction Manager. The bonds shall further provide that no change or alteration of this Agreement (including, without limitation, an increase in the Subcontract Price, as aforesaid), extensions of time, premature payment or overpayment to the Subcontractor, will release the surety.


ARTICLE 8:  SUB-SUBCONTRACTS AND PURCHASE ORDERS.

          Within thirty (30) days' of the award of this Subcontract, or such earlier time as the Construction Manager may schedule, the Subcontractor shall execute all purchase orders, enter into all sub-subcontracts for the Work, and give to the Construction Manager a complete list of all its sub-subcontractors and suppliers for all parts of the Work. The Subcontractor shall notify the Construction Manager in writing of any proposed changes in its sub-subcontractors or suppliers not less than five (5) days' prior to such change, which notice shall specify the reasons for such proposed change. Without limiting, diminishing or otherwise affecting the Subcontractor's obligations thereunder, any such change shall be subject to the approval of Construction Manager, which approval shall not be unreasonably withheld or delayed.


ARTICLE 9:  CERTAIN WARRANTIES AND GUARANTEES.

          9.1 Promptly upon completion of the Work, the Subcontractor shall deliver to the Construction Manager or the Owner (as the Construction Manager may direct) all warranties and guarantees from third parties for materials, equipment and labor incorporated into or used in connection with the Work.

          9.2 The Subcontractor warrants to the Construction Manager that all materials and equipment furnished under this Agreement will be new, unless otherwise specified, and that all Work will be of good quality, free from liens and encumbrances, free from improper workmanship and defective materials and in conformance with the Subcontract Documents.

          9.3 Without limitation of the foregoing or any other obligation of the Subcontractor provided for in the Subcontract Documents (including, without limitation, Article 8 of the General Conditions), immediately upon the Construction Manager's demand, the Subcontractor, at its own expense, shall repair, replace, restore or rebuild, at the Construction Manager's option, any Work in which defects in materials or workmanship may appear, or which is otherwise not in conformance with the other warranties of Subcontractor thereunder, or to which damage may occur because of such defects or lack of conformance, within one (1) year, or such longer period as required by the specifications, from the date of the Owner's and Architect's final acceptance of the Project. Such repair, replacement, restoration or rebuilding, as the case may be, shall be carried out by the Subcontractor promptly upon such demand by Construction Manager and shall be performed in accordance with Article 13 of the General Conditions. If the Subcontractor fails to comply, the Construction Manager may correct such defect or lack of conformance, as the case may be, and the Subcontractor shall immediately reimburse the Construction Manager thereof.

          9.4 The existence of the foregoing warranties and undertakings by the Subcontractor shall not relieve the Subcontractor of, or reduce the Subcontractor's, liability for latent defects and shall be in addition to all of the Construction Manager's other rights and remedies thereunder, under any other Subcontract Document or under law, and to any other guarantees or other warranties, whether express or implied.


ARTICLE 10: INSURANCE.

          10.1 The Owner intends to implement a wrap-up insurance program as described in Schedule "L" to this Agreement. In the event that the Subcontractor is designated as an Accepted Subcontractor under such program, the Subcontract Price shall be reduced by $ -0- . The Subcontractor hereby certifies that the Subcontract Price as so reduced excludes all costs for insurance within the coverage and limits provided by the Owner's wrap-up program. The Subcontract shall comply fully with the requirements of Schedule "L," including without limitation the requirement thereof relating to insurance coverage to be procured by Accepted Subcontractors or by subcontractors not designated as Accepted Subcontractors.

          10.2 The following provisions shall apply to all insurance coverage to be procured by the Subcontractor under the terms of Schedule "L" and shall be in addition to the requirements of Schedule "L." The Subcontractor, at its own expense, shall obtain and submit to the Construction Manager, before undertaking any part of the Work, policies and certificates with receipts for the payment of premiums from the Subcontractor's insurance carriers indicating coverage from companies, in amounts and on such other terms as provided for hereinafter and in Schedule "L." Any "deductible" with respect to such coverage shall be submitted to, and must be approved in writing by, Construction Manager, provided that any cost not covered by any such approved deductible shall in any event be borne by the Subcontractor. All such insurance shall be maintained by the Subcontractor, at its expense, until the Work has been completed and all obligations of the Subcontractor under the Subcontract Documents have been satisfied. Any policy of insurance covering the Subcontractor's tools, equipment or facilities against loss by physical damage, shall provide that the underwriters waive their rights of subrogation against the Construction Manager, the Owner, and their respective members, officers, directors, employees, agents and servants. All policies required of the Subcontractor thereunder shall provide for notice to the Construction Manager and Owner sixty (60) days before any change in or cancellation of such insurance, and shall otherwise be acceptable to the Construction Manager. Upon request, the Subcontractor shall furnish the Construction Manager with evidence of insurance satisfactory to the Construction Manager for each sub-subcontractor employed by it. The insurance required herein shall in any event include blanket (broad form) contractual liability insurance. The existence of insurance shall not be construed to limit the Subcontractor's liability under this Agreement.


 ARTICLE 11:  DEFAULT.

          11.1 Any one or more of the following shall constitute an event of default by the Subcontractor:

                  A. The Subcontractor shall fail or refuse to perform or comply with any term, condition or provision of this Agreement or of any of the other Subcontract Documents.

                  B. The Subcontractor shall fail or refuse to pay any of its sub-subcontractors, suppliers, or workers for any materials, labor or other things incorporated into, or used in connection with, the Work when such payments are due; provided, however, that if the Subcontractor disputes the amount due to a worker, sub-subcontractor or supplier, the Subcontractor, within two (2) days of the due date of such payment, at its own expense, posts a bond for the disputed payment in amount and form satisfactory to the Construction Manager as security for such payments, then such non-payment shall not constitute an event of default hereunder.

                  C. The Subcontractor shall abandon the Work or reduce its labor force to a number insufficient, in the Construction Manager's opinion, to complete the Work within the scheduled time.

                  D. Without limitation of the foregoing, any of the events described in Paragraph 5.B.8 of the General Conditions shall occur.

          11.2 If any event of default described in Section 11.1 above occurs, then the Construction Manager, at its option, at any time may:

                  A. Order the Subcontractor immediately to comply with any term, condition or provision of this Agreement or such other Subcontract Document;

                  B. Order the Subcontractor, within a specified time, to remove any defective work or materials and to replace such work or materials with satisfactory work or materials;

                  C. Accept any defective work or materials and reduce the Subcontract Price accordingly;

                  D. Perform or arrange to have performed any of Subcontractor's duties hereunder;

                  E. Make any payments to satisfy the Subcontractor's obligations relating to the Work for labor, materials, equipment, insurance or other items;

                  F. Refuse to make any payments to the Subcontractor for Work performed until the event of default is cured to the satisfaction of Construction Manager; and/or

                   Upon three (3) days' written notice to the Subcontractor, terminate this Agreement and take possession of all materials, tools, equipment, and appliances of the Subcontractor and finish the Work by whatever means, method or agency which the Construction Manager, in its sole discretion, may choose, and take any other steps the Construction Manager, in its sole discretion, may choose to secure any labor, materials, equipment and services, and, in such event, the Construction Manager shall have a lien on and may take over all the Subcontractor's equipment, tools, appliances and materials (whether on or off-site) and complete the Work; provided, however, that if the default involves any breach of safety laws, regulations or requirements, only one (1) day's notice (whether oral or written) shall be required.

          If the Construction Manager terminates this Agreement, as aforesaid, the Construction Manager shall have no obligations to pay for any work performed after such termination, and will have no obligation to make any further payments to the Subcontractor for work performed before such termination until the Project has been completed, accepted by the Owner and the Construction Manager has received full payment for the Project from the Owner, and the Construction Manager determines to tis complete satisfaction that potential expenses, charges and claims relating to the performance of the Work have been satisfied or satisfactorily bonded over. Such payments to the Subcontractor shall in any event be reduced by the amount due to the Construction Manager under the terms of this Agreement or any of the other Contract Documents.

          11.3 The Construction Manager's choice of any remedy shall not operate to waive any rights or remedies provided hereunder, or by law, against the Subcontractor or its surety. The Construction Manager, at his option, may choose more than one remedy or choose one or more particular remedies at different times.

          11.4 The Subcontractor shall pay, immediately upon demand therefore, all costs, losses, damages and expenses, including, without limitation, all costs and expenses described in Section 11.2 above and all administrative, management, overhead and other direct or indirect expenses, including reasonable attorneys' fees (the "Costs") incurred by the Construction Manager in connection with any default by the Subcontractor or exercise of any right or remedy upon Subcontractor's default. If the Subcontractor does not pay the Costs immediately, the Construction Manager may deduct all Costs from any payments of the Subcontract Price. If payments due to the Subcontractor for completed portions of the Work are not sufficient to cover the Costs, the Subcontractor immediately shall pay to Construction Manager the full amount of any such excess with interest thereon until paid in full at three (3) percentage points in excess of the rate of interest announced from time to time to Chase Manhattan Bank as its prime rate or if it is less, at the maximum interest rate permitted by law. The liability of the Subcontractor hereunder shall extend to and include, without limitation, the full amount of Costs incurred and obligations assumed by the Construction Manager in good faith under the reasonable belief that such Costs or obligations were necessary or required, whether actually necessary or required or not, (i) in completing the Work and providing labor, materials, equipment, supplies and other items therefore or resubcontracting the Work, and/or (ii) in settlement, discharge or compromise of any claims, demands, suits and judgments pertaining to or arising out of the Work. An itemized statement of such obligations and payments shall be prima facie evidence of the Subcontractor's liability.


ARTICLE 12: NO WAIVER EXCEPT IN WRITING.

          No action or failure to act by the Construction Manager shall constitute a waiver of any default in that or any other instance, except to the extent the Construction Manager specifically states in writing.


ARTICLE 13: MERGER.

          All previous orders, proposals, letters, oral or written promises and understandings relating to the subject matter of this Agreement, are hereby declared to be null and void. This Agreement is complete and shall not be interpreted by any reference to any previous letter, proposal, document or understanding, written or oral, or other document or agreement, except as specifically provided in this Agreement.


ARTICLE 14: AMENDMENTS.

          No amendment to this Agreement shall change or modify this Agreement unless it is in writing and signed by both the Construction Manager and the Subcontractor.


ARTICLE 15: ADDITIONAL TERMS AND CONDITIONS.

          Additional terms and conditions of, and Schedules to, this Agreement, if any, are provided for on the "List of Exhibits" attached hereto.


ARTICLE 16: CAPTIONS.

          The captions to the provisions of this Agreement are for convenience only and are not a part of this Agreement.


ARTICLE 17: NOTICES.

          Any notice required to be given by the terms and provisions of this Agreement or by any law or governmental regulation, either by the Construction Manager or the Subcontractor (or which either party may desire to give hereunder), shall be in writing and shall be personally delivered or forwarded by registered or certified mail, return receipt requested, and shall be addressed to the party hereto to whom directed, at its address, as herein stated to the attention of JOHN L. BABIERRACKI for Construction Manager with a copy to Executive Vice President of Finance and Administration, Morse Diesel International, Inc., 1633 Broadway, New York, NY 10019; notice to AMEC plc shall be addressed attention of Group Secretary, AMEC plc, Sandiway House, Hartford, Norwich, Cheshire CW8 2YA England, or FLOYD WARKOL, CHAIRMAN/CEO for the Subcontractor. Copies of notices relating to default to termination shall be sent to the Ehasz Giacalone Associates, 431 Conklin Street, Farmingdale, NY 11735 addressed to the attention of the Principal Louis P. Giacalone. Either party may change the address to which any notice referred to herein is to be sent by giving written notice of such change of address to the other party in the manner provided above. Notice personally delivered pursuant to this Article 17 shall be effective on the date of delivery. Notice given by mail shall be effective on the date of receipt appearing on the return receipt, or, in the absence of a return receipt, the date of attempted delivery.


ARTICLE 18: MISCELLANEOUS.

          Each of the Exhibits attached hereto is hereby made a part hereof. If any provision of this Agreement or the application thereof any person or situation, to any extent shall be held invalid or unenforceable, the remainder of said Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law. All provisions of this Agreement which by their terms require performance by either party hereto after termination of this Agreement shall survive any such termination.


ARTICLE 19: NO THIRD PARTY BENEFICIARY.

          Except as otherwise provided herein, no provision of this Agreement shall in any way inure to the benefit of any third person (including the public at large) so as to constitute any such person a third party beneficiary of this Agreement or of any one or more of the terms hereof or otherwise give rise to any cause of action in any person not a party hereto.


ARTICLE 20: TERMINATION.

          20.1 Except to the extent provided for in Section 20.2 below and without limitation of any provision of the General Conditions, if the CM Agreement is terminated for any reason whatsoever, the Construction Manager may (by notice to the Subcontractor) terminate this Agreement and in such event, even though the Subcontractor may not be in default hereunder, the Construction Manager shall only be liable to pay the Subcontractor such amount as shall be due for that portion of the Work satisfactorily performed by the Subcontractor prior to the date of termination, reduced, however, by an amount determined by the Construction Manager to be appropriate compensation for any damages suffered by reason of any default by the Subcontractor.

          20.2(a) Subcontractor shall not assign this Agreement in whole or in part, or hypothecate, pledge or assign any payments due it under this Agreement, without the Construction Manager's prior approval. Any such attempted unauthorized assignment shall be null and void. In any event, no subcontract or approved assignment shall relieve or release in any way the Subcontractor from its obligations hereunder or under the other Subcontract Documents.

          This Agreement may, with written notice, be assigned to another entity designated by the Construction Manager without the need for any action by the Construction Manager or approval by Subcontractor and in such event the Subcontractor agrees to and shall continue to be bound by this Agreement, and in the event of such an assignment, Subcontractor shall continue to look solely to the Owner and assignee for payment and performance hereunder.

          In the event of default by Construction Manager or its assignee, Subcontractor shall provide a minimum of thirty (30) days prior written notice to Construction Manager, assignee, and AMEC plc of the default and shall provide Construction Manager, assignee, and AMEC plc with the ability to cure any such default before taking any further action with respect to such default.

          20.2(b) In the event any such assignment of this Agreement is not accepted or is rejected outright, then upon written notice from Owner that the Construction Management Agreement has been terminated by reason of a default by Construction Manager thereunder and that the Owner has elected to accept this Agreement, this Agreement shall be assigned to and assumed by the Owner or another person or entity designated by the Owner without the need for any action by the Construction Manager or Subcontractor and in such event the Subcontractor agrees to and shall continue to be bound by this Agreement and, in the event of such an assignment, Subcontractor shall look solely to the Owner for payment and performance hereunder. Upon request of the Owner, the Subcontractor further agrees that it shall enter into an agreement directly with the Owner acknowledging the foregoing conditional assignment of this Agreement to the Owner and agreeing to be bound thereby.

          20.3 This Agreement may be terminated by the Construction Manager without cause upon ten (10) days prior written notice. In the event of such termination, Subcontractor shall be reimbursed such amount as shall be due the Subcontractor for (1) that portion of the Work satisfactorily performed prior to the effective date of termination, and (2) reasonable costs directly incurred (but specifically excluding lost overhead, profits and consequential damages or other lost opportunity costs) as directed result of such termination.


ARTICLE 21: DISPUTES.

          21.1 The disputes procedure set forth in Section 7 "Disputes" of the Prime Contract and set forth below is specifically incorporated herein and made a part of this Subcontract Agreement. Subcontractor agrees to pursue and exhaust first said procedure before commencing any other action for claims it may have arising out of its performance of the Work herein. Upon Subcontractor's written request, Construction Manager agrees to pass on to the Owner all proper claims submitted by Subcontractor under the disputes procedure of the Prime Contract on behalf of and to the extend required by the Subcontractor. Subcontractor agrees to be responsible for preparation and active prosecution of the claims to the extent permitted and shall reimburse Construction Manager all expenses and costs, including attorneys' fees, incurred by Construction Manager on behalf of Subcontractor. Construction Manager agrees to pay Subcontractor whatever amount it receives from the Owner for the Subcontractor's claim(s) less a ZERO percent (0%) markup. Subcontractor agrees that Construction Manager's liability herein is strictly limited to the amount(s) Construction Manager receives from the Owner, less the above noted markup. Construction Manager shall have no liability or obligation to the Subcontractor beyond what is recovered from the Owner on behalf of the Subcontractor (less the markup and costs referred to above) pursuant to this provision.


ARTICLE 22: ASSIGNMENT.

          The Agreement between Construction Manager and Subcontractor may, upon written notice by Owner, be assigned by Construction Manager to Owner without the need for any action by Construction Manager and Subcontractor and in such event the Subcontractor agrees to and shall continue to be bound by this Agreement and shall continue to look to the Owner for payment and performance hereunder.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONSTRUCTION MANAGER:                  MORSE DIESEL INTERNATIONAL, INC.
                                       a Delaware Corporation

                                       By: -----------------------------
                                                   John Babieracki
                                           Title:  Executive Vice
President

Date: ________                              _________________________
                                            Witness

SUBCONTRACTOR:                              KSW MECHANICAL SERVICES, INC.
                                            a Delaware Corporation

                                             By:-----------------------------
                                                        Floyd Warkol
                                                Title:  Chairman/CEO


Date: ________                              ---------------------------------
                                                            Witness